Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
Robert D. Hansen
Chairman and Chief Executive Officer
Electromed, Inc.
(952) 758-9299
bhansen@electromed.com

Pankti Shah

Director of Strategic Marketing

The Event Group, Incorporated.

(763) 548-1304

pshah@eventshows.com

Electromed, Inc. Announces Settlement of Trademark Litigation

New Prague, Minnesota, October 1, 2010 – Electromed, Inc. (Nasdaq: ELMD), announced today that it has settled a trademark infringement lawsuit brought against the Company by Hill-Rom Services, Inc., Advanced Respiratory, Inc., Hill-Rom Company, Inc., and Hill-Rom Services Pte. Ltd. (collectively, “Hill-Rom”), regarding Electromed’s use of the term “SmartVest®.” The terms of the settlement agreement are confidential, but will not prohibit Electromed’s continued use of its SmartVest® marks.

Robert Hansen, Electromed’s Chairman and Chief Executive Officer, commented “We are pleased to have reached this agreement, which eliminates much of the expense and uncertainty associated with the litigation and enables the Company to focus its resources and attention on providing airway clearance therapy devices to patients.”

About Electromed, Inc.

Electromed, Inc., founded in 1992 and headquartered in New Prague, Minnesota, manufactures, markets and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System and related products, to patients with compromised pulmonary function.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our expectation that the trademark litigation settlement will have a positive effect on our business. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for Electromed include the risk that we may be party to other legal actions in the future (although at this time we are not aware of any undisclosed actual or threatened litigation that would have a material adverse effect on our financial condition or results of operations); as well as other factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release.